UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2026

Artiva Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42179	83-3614316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5505 Morehouse Drive, Suite 100

San Diego, California 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 267-4467

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ARTV	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On October 27, 2026, Artiva Biotherapeutics, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) with the Securities and Exchange Commission (the “SEC”) disclosing that the Company’s board of directors approved the discontinuation of the Company’s development of AlloNK® (AB-101), its non-genetically modified, allogeneic natural killer (NK) cell therapy candidate, as the Company conducts a process to explore strategic alternatives to maximize stockholder value, which includes a plan to implement a reduction of the Company’s workforce by approximately 94% of the Company’s current employee base (the “Wind Down”). At the time of filing the Original 8-K, the Company was unable to make a good faith estimate or range of estimates of the costs and charges it would incur in connection with the Wind Down. This Amendment to Current Report on Form 8-K/A amends the Original 8-K to include estimates for the major types of costs associated with the Wind Down. Except as described below, all other information in the Original 8-K remains unchanged and this Form 8-K/A should be read in conjunction with the Original 8-K.

The Company now estimates it will incur the following charges in connection with the Wind Down:

•
$10 million to $15 million in contract termination and other costs related to the discontinuation and orderly close-out of its AlloNK clinical trials; and
•
$17 million to $20 million in costs related to the workforce reduction, including severance, benefits, payroll taxes and other termination costs.

The Company expects to complete the workforce reduction in the first quarter of 2027 and to incur a significant majority of the costs related to the Wind Down in the fourth quarter of 2026. The Company may also incur other charges or cash expenditures not currently contemplated due to events that may occur as a result of, or associated with, the Wind Down. The estimated costs of the Wind Down as well as the estimated timing of the related costs are subject to a number of assumptions and actual results may differ.

Forward-Looking Statements

This Current Report on Form 8-K/A contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “aim,” “anticipate,” “can,” “continue,” “could,” “design,” “enable,” “expect,” “initiate,” “intend,” “may,” “on-track,” “ongoing,” “plan,” “potential,” “should,” “target,” “update,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this Current Report on Form 8-K/A include the Company’s statements regarding the amount, nature and timing of the estimated charges associated with the Wind Down, and other statements that are not historical fact. The Company may not actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements, and undue reliance should not be placed on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including market conditions and availability of acceptable strategic alternatives. The estimate of the costs that the Company expects to incur in connection with the Wind Down, and the timing thereof, are subject to a number of assumptions and actual results may differ. The Company may also incur other charges or cash expenditures not currently contemplated due to events that may occur as a result of, or associated with, the Wind Down. These and other risks are described in greater detail under the caption “Risk Factors” included in the Company’s most recent annual or quarterly report and in other reports it has filed or may file with the SEC. Any forward-looking statements contained in this Current Report on Form 8-K/A speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artiva Biotherapeutics, Inc.

By:	/s/ Fred Aslan
Fred Aslan, M.D.
Chief Executive Officer

Dated: November 9, 2026